UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2008

OPKO Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-26648 (Commission File Number)	75-2402409 (IRS Employer Identification No.)

4400 Biscayne Blvd
Suite 1180
Miami, Florida 33137
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (305) 575-4138

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2008, the Compensation Committee of the Board of Directors (the "Compensation Committee") of OPKO Health, Inc. (the "Company") held a meeting to review certain compensation matters for its executive officers and non-executive employees. At the meeting, the Compensation Committee granted stock options to certain of the Company's executive officers to purchase the number of shares of the Company’s common stock set forth opposite their name below:

Name	Shares of Common Stock
Phillip Frost, M.D., Chief Executive Officer and Chairman	300,000

Jane Hsiao, Ph.D., Vice Chairman and Chief Technology Officer	250,000

Steven D. Rubin, Executive Vice President - Administration	200,000

Rao Uppaluri, Ph.D., Senior Vice President - Chief Financial Officer	175,000

Each stock option was granted effective as of April 28, 2008, with an exercise price per share equal to $1.65, the closing per share price of the Company's common stock as reported on the American Stock Exchange on April 28, 2008. The Compensation Committee determined not to increase the base salaries paid to its executive officers from the levels set in 2007. The Compensation Committee further determined that no annual cash bonus would be paid for the fiscal year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

By:	/s/ Adam Logal
	Name:	Adam Logal
	Title:	Executive Director of Finance, Chief
Accounting Officer, Treasurer

Date: April 30, 2008